Exhibit 99.1

FORWARD-LOOKING STATEMENTS

This Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby.  Investors are cautioned that all forward-looking statements involve risks and uncertainties (including, without limitation, the Company's future gross profit, selling, general and administrative expenses, the Company's financial position, working capital and seasonal variances in the Company's operations, as well as general market conditions). Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this Form 8-K will prove to be accurate.  In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

ITEM 6.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

GENERAL

The Company was incorporated in Delaware in 1961, under the name Ultra Dynamics Corporation, and was originally engaged in the water purification business.

In November 1968, the Company organized Puroflow Corporation to acquire all of the assets and liabilities of a business established in 1961, under the name Aerospace Components Corporation, and was primarily engaged in the manufacture of high performance filters for the aerospace industry. In 1980, the Company acquired Decca Valves Corporation, a corporation engaged in the manufacture of fluid control valves. The Company changed its name to Puroflow Incorporated in 1983.

In fiscal 1989, the Company began designing, testing and producing filters for automotive airbag systems, primarily as an outgrowth of its expertise in aerospace filtration. During September 1992, the Company disposed of its Chemical Process (CPI) division, including all the CPI assets it had acquired from Michigan Dynamics, Inc. in June 1992. During November 1994, the Company settled litigation with Glasco Ultraviolet Systems Inc. and disposed of the operating assets of Ultra Dynamics Corporation, its ultraviolet water products subsidiary.

The Company acquired 100% control of the shares in QCCC on January 31, 1999. The QCCC division was discontinued January 31, 2002 and phased out during fiscal year 2003.

The International division was created in June 1998 to provide spare parts for hard to find or obsolete components to service the United States military equipment acquired by foreign governments.  The International Division was discontinued January 31, 2001.

SALE OF MANUFACTURING OPERATIONS

Following the discontinuance of QCCC's operations in January 2002, until October 23, 2003, the Company operated as a single entity under the name "Puroflow Incorporated". On October 23, 2003 the shareholders of the Company approved a plan providing for the internal restructuring of the Company whereby the Company would become a holding company and its operating assets and liabilities would be held by wholly owned operating subsidiaries. Following the approval, the Company transferred substantially all of its operating assets and liabilities relating to its Puroflow manufacturing business to a newly-formed, wholly owned subsidiary of the Company, and the Company changed its name to "Argan, Inc."  The subsidiary then adopted the name "Puroflow Incorporated" ("PI").

On October 31, 2003, the Company, as part of its plan to reallocate its capital to its acquisition program, sold PI to Western Filter Corporation ("WFC") pursuant to a stock purchase agreement.  The sales price of approximately $3.5 million was satisfied in cash, $300,000 of which is being held in escrow for one year to indemnify WFC from losses which result from a breach of the representations and warranties in the stock purchase agreement. Accordingly, the Company has classified the operating results of PI as discontinued operations in the accompanying financial statements.

RESTATEMENT

The Company has restated its previously issued financial statements to reflect, as discontinued operations, the disposition of its wholly owned subsidiary, PI. Because of the reclassification of PI as a discontinued operation, the Company is required to retroactively restate its financial statements for the years ended January 31, 2002 and 2003 according to Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets".

The results of the discontinued operations were as follows for the years ended January 31, 2002 and 2003, respectively:

	2002	2003

Net sales	$7,236,058	$6,833,776
Cost of goods sold	5,137,157	4,749,573
Gross profit	2,098,901	2,084,203
Selling, general and administrative expenses	1,513,338	1,742,018
Operating income	585,563	342,185
Other income (expense)
Other income	2,092	57,404
Interest expense	(46,979)	(26,277)
Income from discontinued operation before tax	540,676	373,312
Income tax expense	130,000	30,702
Income from discontinued Puroflow operations	410,676	$342,610
Loss from discontinued operations of QCCC as previously reported (Note 11)	(154,686)	0
Income from discontinued operations	$255,990	$342,610

The assets and liabilities of the discontinued operations (reported as Current Assets of Discontinued Operations, Noncurrent Assets of Discontinued Operations, Current Liabilities of Discontinued Operations and Long-term Liabilities of Discontinued Operations in the accompanying restated financial statements) at January 31, 2002 and 2003 were as follows:

	2002	2003

CURRENT ASSETS OF DISCONTINUED OPERATIONS
Cash	$123,330	$265,080
Accounts receivable	1,088,187	1,159,812
Deferred tax benefit, current	145,235	145,235
Inventories	2,159,755	1,654,797
Prepaid expenses and deposits	100,952	96,922
	3,617,459	3,321,846
NONCURRENT ASSETS OF DISCONTINUED OPERATIONS PROPERTY AND EQUIPMENT
Leasehold improvements	63,914	290,883
Machinery and equipment	3,669,356	3,706,145
Tooling and dies	397,205	401,165
Construction in progress	106,854	-
	4,237,329	4,398,193
Accumulated depreciation and amortization	(3,546,793)	(3,729,736)
Net property, plant and equipment	690,536	668,457
DEFERRED TAX BENEFIT	589,985	589,985
OTHER ASSETS	29,722	29,722
	1,310,243	1,288,164
	$4,927,702	$4,610,010
CURRENT LIABILITIES OF DISCONTINUED OPERATIONS

Line of credit	$510,000	$119,788
Notes payable, current	17,133	62,496
Current portion of capital lease	6,299	6,664
Accounts payable	402,773	326,894
Accrued expenses	516,664	176,663
	1,452,869	692,505

LONG TERM LIABILITIES OF DISCONTINUED OPERATIONS	18,473	145,905
	$1,471,342	$838,410

The cash flows of the discontinued operations were as follows for the years ended January 31, 2002 and 2003, respectively:

	Years ended January 31,
	2002	2003

CASH AT BEGINNING OF YEAR	$8,250	$123,330

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)	(518,888)	317,621
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	490,392	182,943
Provision for losses on accounts receivable	55,459	-
Recovery of excess accrual for disposal of segment in fiscal 2002	-	(172,461)
Write-down of excess and obsolete inventory	-	250,000
Changes in operating assets and liabilities:
Accounts receivable	560,921	(71,625)
Inventories	(142,963)	254,958
Prepaid expenses and deposits	(9,918)	1,649
Deferred taxes	(8,527)	-
Accounts payable and accrued expenses	(16,756)	(243,419)
Net cash provided by operating activities	409,720	519,666

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(144,953)	(160,864)
Net cash used for investing activities	(144,953)	(160,864)

CASH FLOWS FROM FINANCING ACTIVITIES:
Bank overdraft	(34,698)	-
Payments on credit line	(34,000)	(140,212)
Principal payments on capital lease	(5,922)	(6,272)
Principal payments on notes payable	(75,067)	(70,568)
Net cash used for financing activities	(149,687)	(217,052)
NET INCREASE IN CASH	115,080	141,750

CASH AT END OF YEAR	$123,330	$265,080

RESULTS OF OPERATIONS

PI represented virtually all of the operating activities of the Company during fiscal 2003 and 2002. As a consequence, because the only operations of the Company during fiscal years 2003 and 2002 were discontinued, this report discusses the performance of such discontinued operations.

The following table reflects the percentage relationship to net sales of certain items included in the Company's operations which have been reclassified as discontinued operations for each of the fiscal years ended January 31, 2002 and 2003:

	Years ended January 31,
	2002	2003

Net sales of discontinued operations:	100.0%	100.0%
Cost and expenses of discontinued operations:
Cost of goods sold	71.0	69.5
Selling, general and administrative	20.9	25.5
Other (income) expense	0.6	(0.5)
Income from operations before income taxes	7.5	5.5
Provision for income taxes	1.8	0.5

Income of discontinued operations	5.7%	5.0%

COMPARISON OF THE FISCAL YEARS ENDED JANUARY 31, 2003 AND 2002

Net Sales of Discontinued Operations

Net sales of discontinued operations decreased 5.6% to $6.8 million in fiscal 2003 as compared to $7.2 million in fiscal 2002. This was primarily due to a decrease in the air bag filter line. In addition, high performance filters experienced a decline in sales in the past year due to the continued weakness in the U.S. economy.

Gross Margin of Discontinued Operations

Gross margin of discontinued operations as a percentage of net sales of discontinued operations was 30.5% in fiscal 2003 compared to 29.0% in fiscal 2002. The increase in the margin is primarily attributable to the higher mix of high performance filtration products produced and sold in comparison to the other product lines, partially offset by a $250,000 inventory write-down in fiscal 2003. The high performance filtration product line has historically been a higher margin product.

Selling, General and Administrative

Selling, general and administrative expense of discontinued operations was $1.7 million or 25.5% of sales in fiscal 2003 as compared to $1.5 million in fiscal 2002 or 20.9% of sales.  The increase is attributable to an increase in the Company's plan to expand its selling and marketing departments. In addition, additional investment has been made in enhancing the information technology capabilities of the Company. In fiscal 2003, the Company expended $197,450 for corporate expenses for continuing operations compared to $214,878 in fiscal 2002.

Other Income / Interest Expense of Discontinued Operations

Other income of discontinued operations increased to $57,404 in fiscal 2003 as compared to $2,092 in fiscal 2002. This was due to the receipt of income related to an early exit payment made by the Company's former landlord for the relocation of the organization in February 2002. Interest expense decreased to $26,277 in fiscal 2003 as compared to interest expense of $46,979 in fiscal 2002. This was due to the Company maintaining a lower line of credit which resulted in lower interest charges.

Provision for Income Taxes of Discontinued Operations

The Company's effective tax rate was 9.0% for fiscal 2003 and 1.2% for fiscal 2002. The tax rate is indicative of the benefit garnered from the net operating loss carryforwards. The net effect of the income tax expense after recording this tax provision was $30,702 for fiscal 2003 and $130,000 for fiscal 2002.

LIQUIDITY AND CAPITAL RESOURCES

The Company has historically financed its operations from the placement of bank financing, sale of Common Stock and, in profitable years, income from operations.  In fiscal 2003, cash of discontinued operations increased from $123,330 at January 31, 2002 to $265,080 at January 31, 2003. The Company's financial condition of discontinued operations remained strong, with a ratio of current assets to current liabilities of 2.5:1 at January 31, 2002 and 4.7:1 at January 31, 2003.

The Company generated cash from discontinued operations of $519,666 in fiscal 2003.  The principal sources of cash consisted primarily of $317,621 in net income plus $182,943 in non-cash expenses (i.e., depreciation and amortization) of discontinued operations.

Cash used for investing activities of discontinued operations in fiscal 2003 of $160,864 consisted of investments made to purchase plant equipment and the construction in the new facility and a clean room.

Net cash used for financing activities of discontinued operations in fiscal 2003 of $217,052 included $210,780 to pay the principal balance of an outstanding notes payable and bank credit line and $6,272 to pay down the Company's capital lease line.

Subsequent to the 2002 year-end, the Company restructured its credit facility.  The Company now maintains a revolving credit line of $1,000,000 with an interest rate of prime plus 0.25% per annum that is secured by the Company's accounts receivable and inventories and consists of two revolving credit agreements with one bank.  This new structure is not contingent on the Company's level of accounts receivable.  One agreement is a $250,000 term note that is payable over four years and expires in March 2006, and the other is a $750,000 line of credit that expires in June 2003.  The terms of these loan agreements contain certain restrictive covenants, including maintenance of: (i) aggregate net worth (plus subordinated debt, less any intangible assets and less any amount due from shareholders, officers and affiliates of the Company) of not less than $3,500,000; (ii) a ratio of current and non-current liabilities (less subordinated debt) to net worth of not more than 0.50 to 1.00; and (iii) working capital of not less than $2,000,000. As of January 31, 2003 the Company was in compliance with all of its covenants.

The Company anticipates that it will spend approximately $150,000 for capital expenditures during fiscal year 2004. This is expected to include investments in leasehold improvements, information systems and manufacturing equipment.

With its present capital resources, available credit from its revolving credit facility and cash flow from operations, the Company believes that it should have sufficient resources to meet its operating needs for the next twelve months and to provide for debt maturities and capital expenditures.

EFFECTS OF INFLATION ON BUSINESS

Management believes that inflation has not had a material effect on the Company's operations.

SUBSEQUENT EVENTS

On April 29, 2003, the Company completed a private offering of approximately 1,304,000 shares of its common stock at a price of $7.75 per share.   The proceeds of approximately $10,106,000 were reduced by offering costs of $472,000.   A portion of the net proceeds of the private placement was used in the acquisition of SMC.   The remaining net proceeds will be used for acquisitions in growth-oriented industries and for working capital.   The private offering was approved by shareholder vote on April 15, 2003.

In connection with the consummation of the private offering, the Company granted warrants to purchase an aggregate of 230,000 shares of its common stock at a strike price of $7.75 per share.   The warrants have an estimated value of $849,000, are fully vested and have been recorded as a reduction of the proceeds from the offering.

Pursuant to the terms of the private placement, the Bosselmann Group and/or its affiliates agreed to invest not less than $2 million in the private placement and the balance of the investments would be from accredited investors (as defined in Rule 501(c) of Regulation D under the Securities Act of 1933, as amended).  In connection with the private placement, on January 2, 2003, Ranier Bosselmann (a principal of the Bosselmann Group) was appointed to the Company's Board of Directors as the Vice Chairman of the Board of Directors (increasing the size of the Board of Directors to eight).  Following the closing of the private placement, four of the Company's current directors resigned and were replaced by three new directors nominated by Mr. Bosselmann.  The three new directors are DeSoto Jordan, James Quinn and Daniel Levinson.  The three new directors were appointed by the remaining members of the Board of Directors.  In October 2003, shareholders elected seven members to the Board of Directors.

Upon the approval and consummation of the private placement, purchasers of shares in the private placement held shares representing approximately 75.6% of the total shares outstanding, on a fully diluted basis.  The Company filed a registration statement to register such shares on October 7, 2003.  The sale of common stock in the private placement resulted in a significant dilution of existing stockholders' ownership interest in the Company.

On October 31, 2003, the Company, as part of its plan to reallocate its capital to its acquisition program, sold PI  to Western Filter Corporation ("WFC") pursuant to a stock purchase agreement. The sales price of approximately $3.5 million was satisfied in cash, $300,000 of which is being held in escrow for one year to indemnify WFC from losses which result from a breach of the representations and warranties in the stock purchase agreement. Accordingly, the Company has classified the operating results of PI as discontinued operations in the accompanying financial statements. See above presentation of PI as a discontinued operation.

RECENTLY ISSUED ACCOUNTING STANDARDS

In July 2001, the FASB issued Statement of Financial Standards No. 142 (SFAS 142), "Goodwill and Other Intangible Assets," which requires the discontinuance of goodwill amortization. SFAS 142 is required to be applied for fiscal years beginning after December 15, 2001, with certain early adoption permitted. The Company does not expect the adoption of SFAS 142 to have a material effect on its financial condition or results of operations.

In August 2001, the FASB issued SFAS 143, "Accounting for Asset Retirement Obligations." SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs. The Company does not expect the adoption of SFAS 143 to have a material effect on its financial condition or results of operations.

In October 2001, the FASB issued SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 supersedes SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of. The Company restated the accompanying financial statements in accordance with SFAS 144.

In July 2002, the FASB issued SFAS 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The principal difference between SFAS 146 and EITF 94-3 relates to SFAS 146's requirements for the timing of recognizing a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF 94-3, a liability for an exit cost was recognized at the date of an entity's commitment to an exit plan. SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002, with early adoption encouraged. The Company does not expect the adoption of SFAS 146 to have a material effect on its financial condition or results of operations.

ITEM 7.  FINANCIAL STATEMENTS

See Item 13(a)(1).

ITEM 13.  EXHIBITS, LISTS AND REPORTS ON FORM 8-K

INDEPENDENT AUDITORS' REPORT

To the Stockholders of
Puroflow Incorporated

We have audited the accompanying consolidated balance sheets of Puroflow Incorporated (a Delaware corporation), and subsidiaries at January 31, 2002 and 2003, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with accounting standards generally accepted in the United States.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Puroflow Incorporated and Subsidiaries at January 31, 2002 and 2003, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/s/ Rose, Snyder & Jacobs
Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants

Encino, California

February 26, 2003, except for Note 13 for which the date is January 21, 2004.

Argan, Inc.
Consolidated Balance Sheets
As of January 31, 2002 and 2003

	2002	2003
CURRENT ASSETS:
Prepaid expenses and deposits	$23,034	$25,415
Current assets of discontinued operations	3,617,459	3,321,846

TOTAL CURRENT ASSETS	3,640,493	3,347,261

NONCURRENT ASSETS OF DISCONTINUED OPERATIONS	1,310,243	1,288,164

TOTAL ASSETS	$4,950,736	$4,635,425

CURRENT LIABILITIES:

CURRENT LIABILITIES OF DISCONTINUED OPERATIONS	1,452,869	692,505

LONG TERM LIABILITIES OF DISCONTINUED OPERATIONS	18,473	145,905

COMMITMENTS AND CONTINGENCIES Note 6

STOCKHOLDERS' EQUITY, Note 4 and Note 9

Preferred stock, par value $.10 per share Authorized - 500,000 shares. Issued - None
Common stock, par value $.15 per share Authorized - 12,000,000 shares. Outstanding 493,273 shares at January 31, 2002 and 494,306 shares at January 31, 2003	433,967	433,967
Additional paid-in capital	5,141,767	5,141,767
Accumulated deficit	(2,057,421)	(1,739,800)
Less:
Notes receivable from stockholders	(6,000)	(6,000)
Treasury stock at cost	(32,919)	(32,919)
TOTAL STOCKHOLDERS' EQUITY	3,479,394	3,797,015

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,950,736	$4,635,425

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

Argan, Inc.
Consolidated Statements of Operations
For the Years Ended January 31, 2002 and 2003

	Years ended January 31,
	2002	2003

General and administrative expenses	$214,878	$197,450

Net loss from continuing operations	(214,878)	(197,450)

Recovery of excess accrual for disposal of segment in fiscal 2002	-	172,461
Income from discontinued operations	255,990	342,610
Loss from disposal of discontinued operations, Note 11	(560,000)	-

Net income (loss)	$(518,888)	$317,621

Basic and diluted earnings per share, continuing operations	$(0.44)	$(0.40)
Basic and diluted earnings per share, discontinued operations	$(0.61)	$1.04
Total	$(1.05)	$0.64

Weighted average number of shares, basic	493,273	494,306

Weighted average number of shares, diluted	493,273	494,306

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

Argan, Inc.
Consolidated Statements of Stockholders' Equity
For the Years Ended January 31, 2002 and 2003

	COMMON STOCK PAR VALUE	ADDITIONAL PAID-IN CAPITAL	ACCUMULATED DEFICIT TOTAL	NOTES RECEIVABLE FROM STOCKHOLDERS AND TREASURY STOCK	TOTAL

Balance at January 31, 2001	$ 433,967	$ 5,141,767	$ (1,538,533)	$ (38,919)	$ 3,998,282

Net loss			(518,888)		(518,888)

Balance at January 31, 2002	433,967	5,141,767	(2,057,421)	(38,919)	$ 3,479,394

Net income			317,621		317,621

Balance at January 31, 2003	$ 433,967	$ 5,141,767	$ (1,739,800)	$ (38,919)	$ 3,797,015

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

Argan, Inc.
Consolidated Statements of  Cash Flows
For the Years Ended January 31, 2002 and 2003

	Years ended January 31,
	2002		2003

CASH AT BEGINNING OF YEAR	$	------------	$	----------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)		(518,888)		317,621
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Changes in operating assets and liabilities:
Non-cash charges and working capital changes of discontinued operations		813,528		60,295
Net cash provided by operating activities		294,640		377,916

CASH FLOWS FROM INVESTING ACTIVITIES:
Investing activities of discontinued operations		(144,953)		(160,864)
Net cash used for investing activities		(144,953)		(160,864)

CASH FLOWS FROM FINANCING ACTIVITIES:
Financing activities of discontinued operations		(149,687)		(217,052)
Net cash used for financing activities		(149,687)		(217,052)

NET INCREASE IN CASH		-----------		-----------

CASH AT END OF YEAR	$	-----------	$	-----------

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

Notes to Consolidated Financial Statements

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

RESTATEMENT

The accompanying financial statements were restated to reclassify the operations of Argan, Inc. (formerly, Puroflow Incorporated) as discontinued operations, following the disposal of the operations, pursuant to Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."  See Note 13.

ORGANIZATION

Puroflow Incorporated was organized on May 15, 1961 under the laws of the State of Delaware. Puroflow Incorporated and its wholly owned subsidiaries (together referred herein as the "Company") specializes primarily in designing and manufacturing automotive airbag filters and high performance filters.  The Company is located in Sun Valley, California, and does business with customers throughout the world, most of which are located in the United States.

CONSOLIDATED SUBSIDIARIES

The consolidated financial statements include the accounts of the Company's wholly owned subsidiaries, Puroflow Corporation, Decca Valves Corporation, Michigan Dynamics, Inc., and Ultra Dynamics Corporation. Material inter-company transactions and balances have been eliminated.  The Company acquired Quality Controlled Cleaning Corporation (QCCC) on January 31, 1999 and this operation has been discontinued. (See Note 11).

INVENTORIES

Inventories, included in current assets of discontinued operations, are stated at the lower of cost or market on a first-in, first-out basis (FIFO), and consist of the following items:

	January 31, 2002	January 31, 2003

Raw materials and purchased parts	$1,417,418	$1,054,400
Work in progress	376,047	239,645
Finished goods	366,290	360,752
Total	$2,159,755	$1,654,797

The Company wrote down obsolete inventory totaling $250,000 during the year ended January 31, 2003.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment is stated at cost. Depreciation and amortization of property and equipment is computed using the straight-line method based upon the estimated useful lives of the assets, except for leasehold improvements which are amortized over the shorter of the life of the lease or the improvements.  The estimated useful lives are as follows:

Classification	Life
Machinery and equipment	5-15 years
Tooling and dies	5 years
Leasehold improvements	5 years

REVENUE RECOGNITION

Revenue is recognized when finished products are shipped.

LONG-LIVED ASSETS

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. The Company assesses these assets for impairment based on estimated future cash flows from these assets.

INCOME TAXES

The Company complies with Financial Accounting Standards No. 109, Accounting for Income Taxes.

CASH FLOWS

For the purpose of the statement of cash flows, the Company considers cash equivalents to include cash only and to exclude any near-cash short-term investments.

ESTIMATES

Generally accepted accounting principles require that financial statements include estimates by management in the valuation of certain assets and liabilities.  The Company's management estimates the reserve for doubtful accounts, the reserve for obsolete inventory, the useful lives of property and equipment and the valuation allowance for deferred tax assets.  Management uses its historical record and knowledge of its business in making these estimates.  Accordingly, actual results may differ from estimates.

RESEARCH AND DEVELOPMENT EXPENSES

Research and development expenditures are expensed as incurred and are approximately as follows for the years ended January 31,

2002	2003
$ 137,600	$ 131,200

EARNINGS PER SHARE

In the first quarter of the year ended January 31, 1999, the Company adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share" (FAS 128), which supersedes Accounting Principles Board Opinion No. 15.  Under FAS 128, basic earnings per common share is computed by dividing net income available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of certain of the Company's financial instruments, including accounts receivable and accounts payable, approximates fair value due to the relatively short maturity of such instruments.  The Company's long-term debt approximates fair value.

SEGMENT REPORTING

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" establishes standards for reporting information about operating segments in interim financial reports issued to stockholders.  It also establishes standards for related disclosures about products and services and geographic areas.  Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and assessing performance.

The Company's two reportable segments are aerospace filter manufacturing and air bag filter manufacturing.  The Company conducts its manufacture of both lines of filters at a single manufacturing facility utilizing in common the Company's employees, physical plant and sales force.  Puroflow manufactures and sells a broad range of filtration products for original equipment manufacturers, military users, government direct automotive and aviation aftermarket users, as well as a number of commercial and Industrial applications.

The Company's reportable segments are primarily two categories of products sold to different customers.  The respective segments have common use of Company manufacturing employees and facilities, as well as selling and administrative employees.  The segments account for the respective businesses using the same accounting policies used in the consolidated financial statements.  Financial information concerning the Company's reportable segments is shown in the following tables.

TWELVE MONTHS ENDED
January 31, 2003

	Aerospace Manufacturing	Air Bag Manufacturing	Total

External sales	$5,014,454	$1,819,322	$6,833,776
Cost of goods sold	3,511,930	1,237,643	4,749,573
Gross profit	$1,502,524	$581,679	$2,084,203

(1)        The Company operates out of one manufacturing facility and does not identify commonly used assets and related costs for an individual segment.  In addition, selling, general and administrative costs are not separately captured for each segment.

TWELVE MONTHS ENDED
January 31, 2002

	Aerospace Manufacturing	Air Bag Manufacturing	Total

External sales	$4,662,296	$2,573,762	$7,236,058
Cost of goods sold	3,270,849	1,866,308	5,137,157
Gross profit	$1,391,447	$707,454	$2,098,901

(2)        The Company operates out of one manufacturing facility and does not identify commonly used assets and related costs for an individual segment.  In addition, selling, general and administrative costs are not separately captured for each segment.

NOTE 2 - LINE OF CREDIT

Subsequent to the 2002 year-end, the Company restructured its credit facility.  The Company now maintains a revolving credit line of $1,000,000 with an interest rate of prime plus 0.25% per annum that is secured by the Company's accounts receivable and inventories and consists of two revolving credit agreements with one bank. This new structure is not contingent on the Company's level of accounts receivable.  One agreement is a $250,000 term note that is payable over four years and expires in March 2006, and the other is a $750,000 line of credit that expires in June 2003.  The terms of these loan agreements contain certain restrictive covenants, including maintenance of: (i) aggregate net worth (plus subordinated debt, less any intangible assets and less any amount due from shareholders, officers and affiliates of the Company) of not less than $3,500,000; (ii) a ratio of current and non-current liabilities (less subordinated debt) to net worth of not more than 0.50 to 1.00; and (iii) working capital of not less than $2,000,000.  The total outstanding on the credit facility was $510,000 and $316,353 at January 31, 2002 and 2003, respectively. At January 31, 2002 the entire facility was a line of credit. At January 31, 2003 the facility includes notes payable of 196,565 (see note 3) and a line of credit of $119,788.

NOTE 3 - LONG-TERM DEBT

	January 31, 2002	January 31, 2003
Note payable to a bank bearing interest at prime plus 1.5% payable in principal monthly payments of $3,933, repaid in full	$17,133	-
Note payable to a bank bearing interest at prime plus 0.25% payable in principal monthly payments of $5,208, maturing in March 2006	-	$196,565
Capital lease on a computer system with an imputed rate of interest of 9.2% with monthly payments of $693 maturing in July 2005	24,772	18,500
	41,905	215,065
Less current portion	23,432	69,160
Long-term debt	$18,473	$145,905

Maturities of long-term debt is as follows (Year ended):

2004	$69,160
2005	66,654
2006	64,971
2007	14,280
$215,065

Assets under the capital lease totaled $30,694 at January 31, 2003.

Interest paid in cash totaled as follows for the years ended January 31,

2002	2003
$ 46,979	$ 26,277

NOTE 4 - STOCK OPTION PLANS

In August 2001, the Company implemented a new Incentive Stock Option Plan which provides options to purchase up to 33,333 shares of Company's Common Stock for officers, directors, and key employees, at an exercise price equal to the fair market value on the date of grant as determined by the Board of Directors.  The shares issued under the Option Plan shall become vested over periods up to three years.  On April 4, 2002, 10,000 options were granted at an exercise price of $5.70 per share.  As of January 31, 2003, there were 10,000 shares granted under the plan.

Under a previous plan, the Company had issued stock options to certain officers, directors, and key employees to purchase shares of its Common Stock within prescribed periods at prices that varied between $3.75 to $12.15 per share.  This plan was terminated upon the consummation of the August 2001 Incentive stock Option Plan.  As of January 31, 2003, there were options for 8,333 shares of common stock outstanding of which options for 8,131 shares of common stock are exercisable.

The following table sets forth information concerning equity compensation plans of the Company as of January 31, 2003:

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column [a])

	[a]	[b]	[c]

Equity compensation plans approved by security holders	18,333 (1)	$7.77	23,333 (2)

Equity compensation plans not approved by security holders	0	--	0

Total	18,333	$7.77	23,333

(1)        Represents 10,000 shares issuable upon exercise of options granted under the 2001 Stock Option Plan as of January 31, 2003 and 8,333 shares issuable upon exercise of options granted under 1991 Stock Option Plan as of January 31, 2003.

(2)        Represents 23,333 shares remaining available for grant under 2001 Stock Option Plan as of January 31, 2003.

Statement of Financial Accounting No. 123, "Accounting for Stock-Based Compensation," requires companies to measure employee stock compensation plans based on the fair value method of accounting.  However, the statement allows the alternative of continued use of Accounting Principles Board (APB) Opinion No. 25, "Accounting for stock Issued to Employees," with pro-forma disclosure of net income earnings per share determined as if the fair value based method had been applied in measuring compensation cost.  The Company has elected the alternative of continued use of APB No. 25.  the Black-Scholes valuation method was used to determine if the fair value of the options required a pro-forma disclosure of their impact on earnings pr share.  The assumptions used were (1) Risk Free Interest Rate of 1.77%; (2) Stock Volatility Factor of 4%; (3) Expected Option Life of 5 years; and (4) No expected dividend yield.  No pro-forma disclosure is presented because the fair value of stock options is immaterial and has no dilutive effect on earnings per share.

NOTE 5 - INCOME TAXES

The following is a reconciliation of the tax provision, computed by applying the statutory federal income tax rates and the income tax provision per the financial statements (before the restatement of financial statements for discontinued operations, see Note 13) for the years ended January 31,

	2002	2003

Income tax provision at 34%	$110,771	$59,793
Other	50,017	(31,754)
Benefit of net operating loss carryforwards	-	(28,039)
Current federal tax provision, continuing operations	160,788	-
Change in deferred taxes	(34,778)	-
State franchise taxes	4,000	30,702
Provision for income tax	$130,000	$30,702

During the years ended January, 31, 2002 and 2003, the Company paid cash income taxes of $4,000. Deferred tax benefits reflect the impact of loss carryforwards and temporary differences between the assets and liabilities recorded for financial reporting purposes and tax purposes. These differences are as follows:

	2002	2003

Allowance for doubtful accounts	$20,563	$14,994
Allowance for inventory obsolescence	12,852	129,139
Vacation accrual	36,414	34,272
Inventory uniform capitalization	43,620	42,840
Loss on disposal of discontinued operations	101,786	10,710
Less valuation allowance	(70,000)	(86,720)
Current	145,235	145,235
Tax loss carryforward	1,020,155	923,178
Depreciation and amortization	(163,590)	(139,540)
Other	(13,531)	(8,645)
Less valuation allowance	(253,049)	(185,008)
Non-current	$589,985	$589,985

Realization of the deferred benefit is contingent upon future taxable earnings. For the year ending January 31, 2003 the Company reduced its valuation allowance by $51,321. For the year ended January 31, 2002 the Company reduced its valuation allowance by $30,778.

The Company estimates it has available net operating loss carryforwards of approximately $2,715,230 for federal income tax purposes and $170,775 for state income tax purposes at January 31, 2003. The Company's federal net operating loss carryforwards expire from 2008 to 2020.  California net operating loss carryforwards expire in 2005. Use of California net operating loss carryforwards have been suspended temporarily by the state.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

The Company moved into a new facility under a non-cancelable lease agreement commencing December 2001 which expires in March 2012. The Company is committed to minimum payments under this lease as follows:

Twelve Months Ending January 31,
2004	$300,000
2005	300,000
2006	315,000
2007	324,000
2008	324,000
Thereafter	1,372,500
TOTAL	$2,935,500

Total rental expense under facility leases (including expenses) is as follows for the years ending January 31,

2002	2003
$ 408,000	$ 312,750

LEGAL MATTERS

At January 31, 2003 the Company is not a party to any legal proceedings.

NOTE 7 - CONCENTRATIONS

MAJOR CUSTOMER INFORMATION

Concentration of sales to the Company's three largest customers was $4,465,971 for the year ending January 31, 2002 and $3,984,561 for the year ending January 31, 2003.

CONCENTRATION OF CREDIT RISK

Concentration of receivables due from the Company's three largest customers was $576,335 for the year ending January 31, 2002 and $721,114 for the year ending January 31, 2003.

The Company performs credit evaluations and analysis of amounts due from its customers; however, the Company does not require collateral. Credit losses have been within management's expectations and an estimate of uncollectable accounts has been provided for in the financial statements.

MAJOR SUPPLIERS

The Company is dependent on one supplier for the majority of its material needs for automotive airbag filter production.

CASH IN BANK

At January 31, 2003, the Company had cash in a bank in excess of federally insured limits of approximately $255,942.

NOTE 8 - STOCKHOLDERS' EQUITY

On August 24, 1998, the Company issued an 8-K report stating that the Board of Directors authorized the issuance of 66,667 shares of common stock for sale to directors, officers and employees.  The Company sold 62,667 shares of this common stock and received proceeds of $705,000 divided between $147,000 in cash and $558,000 in notes receivable.  The notes receivable bore interest at 5% and were due in August 2001. There is one remaining shareholder that the Company is pursuing to retire the shares and forgive the note. During the 3-month period from August 1, 1998 through October 31, 1998, the Company purchased 3,233 shares of common stock for a total cost of $32,919 on the open market and is presently holding them as treasury stock.

On February 17, 2000, the Board entered into a plan to retire 61,333 shares of its common stock, from shares issued August 24, 1998 in return for cancellation of notes received by the Company from employees and board members.  The Company received and retired 48,735 shares of common stock.  The unretired shares are held by a former employee.

NOTE 9 - EARNINGS PER SHARE

Reconciliation of basic and diluted earnings per share for continuing operations as restated (see note 13):

	INCOME	SHARES	PER SHARE AMOUNT
YEAR ENDED JANUARY 31, 2002
Basic earnings (loss) per share	$(214,878)	493,273	$(0.44)
Effect of Dilutive Securities
Stock options		-	-
Diluted earnings (loss) per share	$(214,878)	493,273	$(0.44)
YEAR ENDED JANUARY 31, 2003
Basic earnings (loss) per share	$(197,450)	494,306	$(0.40)
Effect of Dilutive Securities
Stock options		-	-
Diluted earnings per share	$(197,450)	494,306	$(0.40)

Basic earnings per share is based on the weighted average number of shares outstanding.  Diluted earnings per share includes the effect of common stock equivalents when dilutive.

NOTE 10 - RETIREMENT PLAN

The Company has a defined contribution 401(k) plan covering all employees who have completed one year of service. The Company makes "matching" contributions of 10% of the participant's deferral amount, limited to 5% of the participant's eligible compensation for the year.

The Company may also make discretionary contributions to the plan based upon participant compensation and net profits.  During the years ended January 31, 2002 and January 31, 2003, the Company contributed $ 8,161 and $8,746 to the Plan respectively. The Company's maximum contribution is limited to ½ of 1% of the employee's compensation.

NOTE 11 - DISCONTINUED OPERATIONS - QCCC

As of January 31, 2002 the Company elected to shut down its Quality Controlled Cleaning division and all operations have been reclassified under loss from discontinued operations in fiscal years 2001 and 2002. In fiscal 2002, the Company provided for its estimated loss on the Quality Controlled Cleaning division during the phase-out period during fiscal year 2003. The Company accrued $339,880 in fiscal 2002 for the capture of all phase-out costs including inventory, capital expenditures and operating charges. During fiscal 2003, $142,419 were captured against the accrual and $25,000 remains accrued for anticipated charges in fiscal 2004. The remaining $172,461 was recorded as a recovery of excess accrual for disposal of segment on the Consolidated Statements of Operations in fiscal 2003.

The following presents the results of operations for discontinued operations of QCCC for the years ending January 31,

	2002	2003
Revenues	$ 179,421	$ -
Operating Loss	$ (225,686)	$ -
Tax Benefit	$ 71,000	$ -
Loss from discontinued operations	$ (154,686)	$ -

At January 31, 2003 the balance sheet includes an accrual of $25,000 which approximates the remaining outstanding charges expected during fiscal 2004 related to the shutdown of QCCC.

At January 31, 2002 the balance sheet includes assets for discontinued operations of approximately $30,000 which approximates the net realizable value of accounts receivable and inventories less the estimated loss expected during the phase-out period.

NOTE 12 - PENDING TRANSACTION

On January 2, 2003, the Company announced its intention to sell between 1,300,000 and 2,600,000 shares of common stock at a price of $7.75 per share through a private placement.  The Board of Directors approved the terms of the private placement, subject to stockholder approval, after careful review and analysis with input and guidance from management and the Company's financial advisors.  A Special Meeting of stockholders has been called to be held on April 15, 2003 for, among other things, approving the consummation of the private placement. Assuming the private placement is approved, it is anticipated to close promptly following the Special Meeting.

Pursuant to the terms of the private placement, the Bosselmann Group and/or its affiliates agreed to invest not less than $2 million in the private placement and the balance of the investments would be from accredited investors (as defined in Rule 501(c) of Regulation D under the Securities Act of 1933, as amended).  In connection with the private placement, on January 2, 2003, Ranier Bosselmann (a principal of the Bosselmann Group) was appointed to the Company's Board of Directors as the Vice Chairman of the Board of Directors (increasing the size of the Board of Directors to eight).  If the private placement is not approved or is otherwise not consummated, he has agreed to resign from the Board of Directors and as Vice Chairman.  Following the closing of the private placement, four of the Company's current directors will resign and will be replaced by three new directors to be nominated by Mr. Bosselmann.  The three new directors are DeSoto Jordan, James Quinn and Daniel Levinson.  The three new directors will be appointed by the remaining members of the Board of Directors, and stockholders will not have an opportunity to vote on their election until the next succeeding election of directors following the closing of the private placement.

Upon the approval and consummation of the private placement, purchasers of shares in the private placement will hold shares representing between 72.4% and 84% of the total shares outstanding, on a fully diluted basis.  The Company has agreed to file a registration statement to register such shares no later than 180 days following the closing of the private placement.  The sale of common stock in the private placement will result in a significant dilution of existing stockholders' ownership interest in the Company.  The net proceeds received by the Company in the offering, estimated to be between $9.8 million and $19.7 million, will be used to provide the Company with additional working capital and additional capital for acquisitions in growth-oriented industries.

NOTE 13 - SUBSEQUENT EVENT - DISCONTINUED MANUFACTURING OPERATIONS OF PUROFLOW

ORGANIZATION

Prior to October, 2003, the Company operated as a single entity under the name "Puroflow Incorporated". On October 23, 2003, the shareholders of the Company approved a plan providing for the internal restructuring of the Company whereby the Company became a holding company with its operating assets and liabilities being held by wholly owned operating subsidiaries. Following the approval, the Company transferred substantially all of its operating assets and liabilities relating to its Puroflow manufacturing business to a newly-formed, wholly owned subsidiary of the Company, and the Company changed its name to " Argan, Inc."  The subsidiary then adopted the name "Puroflow Incorporated" ("PI").

SALE OF MANUFACTURING OPERATIONS

On October 31, 2003, the Company, as part of its plan to reallocate its capital to its acquisition program, sold PI to Western Filter Corporation ("WFC") pursuant to a stock purchase agreement.  The sales price of approximately $3.5 million was satisfied in cash, $300,000 of which is being held in escrow for one year to indemnify WFC from any losses which result from the breach of representations and warranties under the stock purchase agreement. Accordingly, the Company has classified the operating results of PI as discontinued operations in the accompanying financial statements.

RESTATEMENT

The Company has restated its previously issued financial statements to reflect, as discontinued operations, the disposition of its wholly owned subsidiary, PI. Because of the reclassification of PI as discontinued operations, the Company is required to retroactively restate its financial statements for the years ended January 31, 2002 and 2003 according to Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets".

The results of the discontinued operations are as follows for the years ended January 31, 2002 and 2003, respectively:

	2002	2003
Net sales	$ 7,236,058	$ 6,833,776
Cost of goods sold	5,137,157	4,749,573
Gross profit	2,098,901	2,084,203
Selling, general and administrative expenses	1,513,338	1,742,018
Operating income	585,563	342,185
Other income (expense) Other income	2,092	57,404
Interest expense	(46,979)	(26,277)
Income from discontinued operations before income tax	540,676	373,312
Income tax expense	130,000	30,702
Income from discontinued Puroflow operations	410,676	342,610
Loss from discontinued operations of QCCC as previously reported (Note 11)	(154,686)	0
Income from discontinued operations	$ 255,990	$ 342,610

The assets and liabilities of PI (reported as Current Assets of Discontinued Operations, Noncurrent Assets of Discontinued Operations, Current Liabilities of Discontinued Operations and Long-term Liabilities of Discontinued Operations in the accompanying financial statements) at January 31, 2002 and 2003 were as follows:

	2002	2003

CURRENT ASSETS OF DISCONTINUED OPERATIONS
Cash	$123,330	$265,080
Accounts receivable	1,088,187	1,159,812
Deferred tax benefit, current	145,235	145,235
Inventories	2,159,755	1,654,797
Prepaid expenses and deposits	100,952	96,922
	3,617,459	3,321,846
NONCURRENT ASSETS OF DISCONTINUED OPERATIONS PROPERTY AND EQUIPMENT
Leasehold improvements	63,914	290,883
Machinery and equipment	3,669,356	3,706,145
Tooling and dies	397,205	401,165
Construction in progress	106,854	-
	4,237,329	4,398,193
Accumulated depreciation and amortization	(3,546,793)	(3,729,736)
Net property, plant and equipment	690,536	668,457
DEFERRED TAX BENEFIT	589,985	589,985
OTHER ASSETS	29,722	29,722
	1,310,243	1,288,164
	$4,927,702	$4,610,010
CURRENT LIABILITIES OF DISCONTINUED OPERATIONS

Line of credit	$510,000	$119,788
Notes payable, current	17,133	62,496
Current portion of capital lease	6,299	6,664
Accounts payable	402,773	326,894
Accrued expenses	516,664	176,663
	1,452,869	692,505

LONG TERM LIABILITIES OF DISCONTINUED OPERATIONS	18,473	145,905
	$1,471,342	$838,410

The cash flows of PI's discontinued operations are as follows for the years ended January 31, 2002 and 2003, respectively:

	Years ended January 31,
	2002	2003

CASH AT BEGINNING OF YEAR	$ 8,250	$ 123,330

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)	(518,888)	317,621
Adjustments to reconcile net loss to net cash provided
by operating activities:
Depreciation and amortization	490,392	182,943
Provision for losses on accounts receivable	55,459	-
Recovery of excess accrual for disposal of segment in fiscal 2002	-	(172,461)
Write-down of excess and obsolete inventory	-	250,000
Changes in operating assets and liabilities:
Accounts receivable	560,921	(71,625)
Inventories	(142,963)	254,958
Prepaid expenses and deposits	(9,918)	1,649
Deferred taxes	(8,527)	-
Accounts payable and accrued expenses	(16,756)	(243,419)
Net cash provided by operating activities	409,720	519,666

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(144,953)	(160,864)
Net cash used for investing activities	(144,953)	(160,864)

CASH FLOWS FROM FINANCING ACTIVITIES:
Bank overdraft	(34,698)	-
Payments on credit line	(34,000)	(140,212)
Principal payments on capital lease	(5,922)	(6,272)
Principal payments on notes payable	(75,067)	(70,568)
Net cash used for financing activities	(149,687)	(217,052)
NET INCREASE IN CASH	115,080	141,750

CASH AT END OF YEAR	$ 123,330	$ 265,080